EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-75026, 333-93085, 333-124886, and 333-140368 on Form S-8 of our report dated June 14, 2007, relating to the consolidated financial statements and financial statement schedule of Breeze Eastern Corporation appearing in this Annual Report on Form 10-K of Breeze Eastern Corporation for the year ended March 31, 2009.

/s/  DELOITTE & TOUCHE LLP

Parsippany, New Jersey
May 29, 2009